UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2026

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2026, the independent members of the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) approved the grant of performance-based restricted stock units (“PSU Awards”) under the Company’s 2018 Incentive Award Plan (the “Plan”) to each of the Company’s founders and Co-Chief Executive Officers, Helmy Eltoukhy and AmirAli Talasaz (the “Co-CEOs”). Each Co-CEO received a grant of 465,413 PSUs at target (the “Target PSUs”). These Target PSUs will only be eligible to be earned if the Company’s total shareholder return (“TSR”) relative to the constituents of the S&P 500 Index meets or exceeds certain performance requirements over three-year and five-year performance periods, as further described below.

Driving Sustained Market-Leading Performance and Stockholder Value Creation

Under the leadership of Drs. Eltoukhy and Talasaz, the Company delivered exceptional returns to stockholders as reflected in a total shareholder return of 275% over the last three fiscal years, outperforming the Nasdaq Biotechnology, Russell 3000 and S&P 500 indices over the same period.

The PSU Awards are intended to align Co-CEOs’ pay outcomes with the Company’s sustained long-term value creation and incentivize market-leading performance over the next five years. The Board believes that the Co-CEOs’ continued leadership is critical as the Company advances its growth strategy, including commercial scaling, an aggressive multi-year pipeline of new products and enhancements, and continued expansion in an increasingly dynamic and competitive industry.

The Board designed the PSU Awards to be 100% performance-based, with vesting tied to the continued delivery of superior stockholder returns relative to the S&P 500 Index. Any earned shares are subject to additional post-vest holding requirements, further reinforcing alignment with long-term performance. Additionally, no above target shares may be earned if the Company’s absolute TSR is negative over the applicable performance period.

The Board, with the support of its Compensation Committee, applied a rigorous process in developing the PSU Awards, including working with a leading independent compensation consultant to conduct an extensive analysis of applicable market benchmarks and prevailing market practices. The process was designed to ensure that the PSU Awards reflected the Company’s pay-for-performance philosophy and further aligned the Co-CEOs’ incentives with stockholder interests and the Company’s strategic priorities.

Stockholder-Aligned Performance Conditions

Twenty-five percent (25%) of the Target PSUs are eligible to be earned based on the Company’s relative TSR over a three-year performance period beginning June 1, 2026 and ending May 31, 2029 (the “3-Year PSUs”), and the remaining 75% are eligible to be earned based on the Company’s relative TSR over a five-year performance period beginning June 1, 2026 and ending May 31, 2031 (the “5-Year PSUs”). The number of PSUs earned for each performance period will be determined as follows:

Relative TSR Percentile	Earned 3-Year PSUs or 5-Year PSUs (% of target)
< 40th	0%
40th	50%
55th	100%
75th	150%
≥ 90th	250%

Payout for performance results between the 40th and 90th percentiles will be determined by straight-line linear interpolation. In addition, if the Company’s absolute TSR for the performance period is negative, the number of PSUs earned for that period will be capped at 100% of target, regardless of relative TSR performance. In no event may more than 250% of the Target PSUs vest.

If the Company’s relative TSR for the three-year performance period is below the 55th percentile, the unearned portion of the target 3-Year PSUs will remain outstanding and may be earned at the end of the five-year performance period, but only if the Company’s relative TSR for the five-year performance period is at or above the 75th percentile (in which case such PSUs will be earned at the percentage applicable to five-year performance, subject to the cap described above if the Company’s absolute TSR for the five-year performance period is negative). The Board believes this additional incentive opportunity, covering the next five years of the Company’s strategic execution, will support continued focus on delivering market-leading long-term performance.

Vesting and Post-Vesting Holding Requirements

Any earned PSUs will vest on the date the Compensation Committee certifies performance following the end of the applicable performance period, subject to the Co-CEO’s continued service through that date. Shares received in settlement of the 3-Year PSUs generally may not be transferred during the one-year period ending May 31, 2030, and 50% of the net after-tax shares received in settlement of the 5-Year PSUs generally may not be transferred during the six-month period ending November 30, 2031, in each case subject to limited customary exceptions.

Treatment upon Termination of Employment (not in connection with Change in Control)

If the Co-CEO’s employment is terminated by the Company without “cause” or by the Co-CEO for “good reason” (each, as defined in the award agreement, and referred to as a “qualifying termination”) prior to the end of a performance period, a pro-rated portion of the Target PSUs for such performance period will be eligible to vest based on actual performance measured through the termination date. If a change in control occurs within three months following such termination, the remaining unvested PSUs will remain eligible for the change in control treatment described below.

If the Co-CEO’s employment terminates due to death or disability prior to the end of a performance period, the target number of PSUs for such performance period will vest.

Upon any other termination of employment, all unvested PSUs will be forfeited.

The foregoing treatment will be subject to the Co-CEO’s (or his estate’s) timely execution and non-revocation of a general release of claims.

Treatment upon a Change in Control

In the event of a change in control of the Company during a performance period, the PSUs will be deemed earned as of immediately prior to the change in control at the greater of (i) target and (ii) actual performance measured through the date of the change in control, provided that if the change in control occurs on or before May 31, 2027, the number of earned PSUs will be pro-rated based on the portion of the performance period elapsed (with the portion forfeited due to proration remaining eligible to vest upon a qualifying termination within one year following the change in control).

If the PSUs are not assumed in the transaction, the earned PSUs will vest immediately prior to the change in control. If the PSUs are assumed, the earned PSUs will convert to time-vesting awards that will vest on May 31, 2029 (for the 3-Year PSUs) or May 31, 2031 (for the 5-Year PSUs and any carried-forward PSUs), subject to continued service. Assumed awards will vest in full upon a qualifying termination, death or disability (subject to the Co-CEO’s (or his estate’s) timely execution and non-revocation of a general release of claims).

The foregoing description of the PSUs is a summary only and does not purport to describe all terms and conditions applicable to these awards. The description is subject to and qualified in its entirety by reference to the terms of the form of 2026 Performance-Based Restricted Stock Unit Agreement for Helmy Eltoukhy and AmirAli Talasaz, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of 2026 Performance-Based Restricted Stock Unit Agreement for Helmy Eltoukhy and AmirAli Talasaz under the Guardant Health, Inc. 2018 Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: November 3, 2026	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer and Corporate Secretary